UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2017

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mani Mohindru, Ph.D. as Chief Financial Officer and Chief Strategy Officer

On July 31, 2017, Mani Mohindru, Ph.D. entered into an employment agreement with Cara Therapeutics, Inc. (the “Company”) to serve as the Company’s Chief Financial Officer and Chief Strategy Officer, effective August 15, 2017. In this capacity, Dr. Mohindru will serve as the Company’s principal financial and accounting officer. There are no arrangements or understandings between Dr. Mohindru and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Dr. Mohindru and any director or executive officer of the Company, and the Company has not entered into any transactions with Dr. Mohindru that are reportable pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Dr. Mohindru, age 45, served as Senior Vice President and Chief Strategy Officer at Curis, Inc., a biotechnology company, from March 2016 to July 2017. From April 2015 to February 2016, Dr. Mohindru served as Senior Vice President of Corporate Strategy and Investor Relations and from June 2013 to March 2015, Dr. Mohindru served as Vice President of Corporate Strategy and Investor Relations, each at Curis, Inc. From October 2012 to March 2016, Dr. Mohindru was the co-founder of ImmTox, Inc., a biotechnology company. From June 2011 to September 2012, Dr. Mohindru was a Senior Biotechnology Analyst at ThinkEquity, LLC, a research and investment banking firm. Previously, from June 2009 to May 2011, Dr. Mohindru was a Partner at Axon Healthcare Company, a strategic pharmaceutical and biotechnology consultancy firm that she co-founded. Dr. Mohindru was also a Managing Director at Capstone Investments in its investment banking division, a Vice President at Credit Suisse, and an Associate Research Analyst at global financial services firm UBS. Dr. Mohindru completed her Ph.D. in Neurosciences at Northwestern University and she received both her B.S. in Human Biology and Masters in Biotechnology from the All India Institute of Medical Sciences, New Delhi, India.

Pursuant to the terms of Dr. Mohindru’s employment agreement, Dr. Mohindru will receive an annual base salary of $420,000 and a signing bonus of $25,000. In addition, Dr. Mohindru will be eligible to earn an annual discretionary bonus with a target amount equal to 40% of her then-current annual base salary, subject to her achievement and the Company’s achievement of individual and corporate performance goals as determined by the Board of Directors or Compensation Committee. Dr. Mohindru will also be granted an option to purchase 385,000 shares of the Company’s common stock on August 15, 2017, which option will have an exercise price equal to the closing price of the Company’s common shares on the NASDAQ Global Market on the date of grant. The shares underlying the option will vest over a four-year period, with 25% of the shares vesting on August 15, 2018 and the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Mohindru’s continuous service with the Company as of each such vesting date.

Dr. Mohindru’s employment is “at will” and may be terminated at any time, with or without cause. Pursuant to the terms of her employment agreement, if she is terminated without cause (as that term is defined in her employment agreement) on or after August 15, 2018, the Company will be obligated to pay Dr. Mohindru an amount equal to nine months of continued base salary, payable in accordance with the Company’s ordinary payroll cycle, a lump-sum bonus payment equal to 50% of her then-current annual target bonus opportunity, prorated for any partial year of employment, and full payment of applicable COBRA premiums for up to six months following such termination or resignation. Further, if a change in control occurs during Dr. Mohindru’s employment and she is terminated without cause within three months prior or 12 months after the consummation of such change in control, the Company will be obligated to pay Dr. Mohindru the foregoing severance benefits and 100% of any unvested shares underlying her outstanding options will vest in full upon such termination. If Dr. Mohindru is terminated without cause prior to August 15, 2018, the Company will be obligated to pay her an amount equal to three months of continued base salary, payable in accordance with the Company’s ordinary payroll cycle, a lump-sum bonus payment equal to 50% of her then-current annual target bonus opportunity, prorated for any partial year of employment, and full payment of applicable COBRA premiums for up to three months.

The Company expects to enter into an indemnification agreement with Dr. Mohindru on substantially the same terms as its standard indemnification agreement for executive officers, previously filed by the Company as Exhibit 10.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with U.S. Securities and Exchange Commission on January 17, 2014.

The foregoing summary of compensatory arrangements is not intended to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of Dr. Mohindru’s employment agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Retirement of Josef Schoell as Chief Financial Officer

In connection with Dr. Mohindru’s appointment, Josef Schoell is retiring and has resigned as Chief Financial Officer of the Company, effective August 15, 2017. The Company currently expects to enter into a consulting agreement with Mr. Schoell, pursuant to which he will assist with the transition of his role to Dr. Mohindru. There is no dispute between Mr. Schoell and the Company with respect to any financial reporting matters, compliance or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Mani Mohindru, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Josef Schoell
Josef Schoell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 4, 2017